UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2004

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 5300, Dallas, Texas (Address of Principal Executive Offices)	75202 (Zip Code)

Registrant’s telephone number, including area code: (214) 647-0415

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Securities Exchange Agreement
Stock Investment Agreement
Stock Investment Agreement
Letter Agreement
Employment Agreement - James R. Reis
Employment Agreement - Glenn W. Anderson
Waiver & First Amendment to Employment Agreement
Change in Control Agreement
Press Release

Section 1-Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

     On August 27, 2004, GAINSCO, INC., a Texas corporation (the “Company”), entered into agreements with the holders of its Preferred Stock and another investor providing for a recapitalization of the Company. The agreements are with Goff Moore Strategic Partners, L.P. (“GMSP”), the holder of the Company’s Series A and Series C Preferred Stock and approximately 5% of the outstanding Common Stock; Robert W. Stallings, non-executive Chairman of the Board and holder of the Company’s Series B Preferred Stock; and First Western Capital, LLC, a limited liability company (“First Western”) owned by James R. Reis, an investor and a consultant to a subsidiary of the Company. John C. Goff and Hugh M. Balloch are managing principals of GMSP and are currently designees of GMSP on the Company’s Board of Directors. Mr. Reis is the retired Vice-Chairman and co-founder with Mr. Stallings of ING Pilgrim Capital Corporation.

     In the recapitalization, of the 31,620 shares of Series A Preferred Stock held by GMSP and called in 2001 for redemption on January 1, 2006 at a redemption price of approximately $31.6 million, 13,500 shares (redemption value of $13.5 million) would be exchanged for 19,125,612 shares of the common stock, par value $0.10 per share, of the Company (the “Common Stock”). The remaining 18,120 shares of Series A Preferred Stock (which have been called for redemption in 2006 and have a redemption value of approximately $18.1 million) would become redeemable at the option of the holders on January 1, 2011, and, upon closing of the recapitalization, would become entitled to receive cash dividends at the rate of 6% per annum until January 1, 2006 and 10% per annum thereafter until redemption. The remaining 18,120 shares of Series A Preferred Stock would remain convertible into approximately 3.6 million shares of Common Stock at $5.10 per share, would continue to be entitled to vote on an as-converted basis, and would remain redeemable at the option of the Company commencing June 30, 2005. The Company would receive an option to purchase all of the Series C Preferred Stock from GMSP, which the Company expects to exercise as part of the recapitalization for approximately $3.4 million from the proceeds of the sale of Common Stock in the recapitalization as described below. The expiration date of GMSP’s Series B Warrant to purchase 1,550,000 shares of Common Stock for $2.5875 per share would be extended to January 1, 2011. The terms of GMSP’s Series A Warrant to purchase 1,550,000 shares of Common Stock for $2.25 per share would remain unchanged. The investment management agreements of the Company and its insurance company subsidiaries with GMSP would be terminated.

     Under the terms of the stock investment agreement between Mr. Stallings and the Company, Mr. Stallings would invest cash and exchange all of the Series B Preferred Stock and his warrant expiring March 23, 2006 to purchase 1,050,000 shares of Common Stock for $2.25 per share in order to acquire 13,459,741 shares of Common Stock. The Series B Preferred Stock would be valued at approximately $3.4 million and the cash investment by Mr. Stallings would be approximately $4.7 million giving a total indicated value of approximately $8.1 million, or $0.60 per share, for the shares of Common Stock to be purchased by Mr. Stallings. Under the terms of the stock investment agreement between First Western and the Company, First Western would invest approximately $4.0 million to acquire 6, 729,871 shares of Common Stock at a price of $0.60 per share.

     Also on August 27, 2004, subject to shareholder approval, the Company entered into employment agreements with Mr. Stallings, who would become executive Chairman of the Board and chief strategic officer of the Company, and Mr. Reis, who would become Executive Vice President. In addition, the Company modified the employment agreement of Glenn W. Anderson, the Company’s President and Chief Executive Officer, and his existing change in control agreement was replaced by a new one. Messrs. Goff and Stallings are expected to remain as directors of the Company, following the closing of the transactions pursuant to the agreements filed as Exhibits to this Current Report. Mr. Anderson is also expected to remain on the Board, although he has no contractual right to be nominated.

     The Board approved the recapitalization following the recommendation of a special Board committee of independent directors. The special committee and the Board received an opinion from the independent investment banking firm of Sanders Morris Harris Inc. as to the fairness, from a financial point of view, of the

2

consideration received in the recapitalization to the holders of the Common Stock other than those holders affiliated with the investors.

     The consummation of the recapitalization is subject to various conditions contained in the transaction agreements, including approval by the holders of a majority of the outstanding stock (other than shares held by interested shareholders) voting on the transactions. The Company expects to call a special meeting of the shareholders of the Company to be held during the fourth quarter of 2004 in order to consider and vote upon the recapitalization. The transaction agreements prohibit the Company from actively soliciting other possible transactions while the transactions are pending. However, the transaction agreements allow the Company to respond to unsolicited bona fide transaction proposals and, subject to certain prescribed procedures and conditions (including payment of termination fees aggregating $700,000), to terminate the agreements to accept a superior proposal.

     The recapitalization transactions are not expected to have a material adverse effect on the Company’s ability to utilize its net operating loss carryforwards for Federal income tax purposes.

     The Company issued a press release on August 27, 2004 regarding the recapitalization. The press release and the transaction agreements are filed herewith as Exhibits and are incorporated herein in their entirety by this reference.

     Statements made in this Current Report that are qualified with words such as “will,” “would,” “expects,” “expected,” etc. are forward-looking statements. Readers are cautioned that important factors, representing certain risks and uncertainties, could cause actual events to differ materially from those contained in the forward-looking statements. Please refer to the Company’s recent Securities Exchange Commission filings for further information regarding factors that could affect the Company’s results.

     THE PROPOSED TRANSACTION WILL BE SUBMITTED TO THE COMPANY’S SHAREHOLDERS FOR THEIR CONSIDERATION, AND THE COMPANY WILL FILE WITH THE SEC A PROXY STATEMENT TO BE USED TO SOLICIT SHAREHOLDER APPROVAL OF THE PROPOSED TRANSACTION, AS WELL AS OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT, AS WELL AS ALL OTHER FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, AT THE SECURITY EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov). COPIES OF THE PROXY STATEMENT AND THE SEC FILINGS THAT WILL BE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WILL ALSO BE PROVIDED TO THE COMPANY’S SHAREHOLDERS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: GAINSCO, INC., 1445 ROSS AVENUE, SUITE 5300, DALLAS, TEXAS 75202, ATTENTION: INVESTOR RELATIONS, OR BY TELEPHONE AT (214) 647-0415 OR BY EMAIL TO ir@gainsco.com.

Section 3-Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

     As described in Item 1.01 above, the Company would issue an aggregate of 39,315,224 shares of its Common Stock to GMSP, Mr. Stallings and First Western upon consummation of the recapitalization described in Item 1.01 above pursuant to the agreements described therein and filed as Exhibits to this Current Report. In addition, the agreement with Mr. Anderson referenced under Item 1.01 above and filed as an Exhibit to this Current Report provides that, upon consummation of the recapitalization described in Item 1.01, the Company would grant to Mr. Anderson 400,000 shares of restricted Common Stock subject to forfeiture conditions and 200,000 shares of Common Stock not subject to forfeiture conditions. The issuance of such shares of Common Stock in the recapitalization would not be registered under the Securities Act of 1933 in

3

reliance on the exemption therefrom contained in Section 4(2) of such act and Regulation D promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

     See Item 1.01.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

     Exhibits. The following Exhibits have been filed as a part of this Current Report:

Exhibit
Number	Description of Exhibit
10.1	Securities Exchange Agreement dated as of August 27, 2004 between the Company and Goff Moore Strategic Partners, L.P. (“GMSP”) (including as exhibits the following: Exhibit “A” — Form of Second Amendment to Series B Common Stock Purchase Warrant between the Company and GMSP); and Exhibit “B” — Form of Articles of Amendment to the Statement of Resolution Establishing and Designating the Series A Convertible Preferred Stock of the Company).

10.2	Stock Investment Agreement dated as of August 27, 2004 between the Company and Robert W. Stallings.

10.3	Stock Investment Agreement dated as of August 27, 2004 between the Company and First Western Capital, LLC.

10.4	Letter agreement dated as of August 27, 2004 between the Company and James R. Reis.

10.5	Employment Agreement dated as of August 27, 2004 between the Company and Robert W. Stallings.

10.6	Employment Agreement dated as of August 27, 2004 between the Company and James R. Reis.

10.7	Waiver and First Amendment to Employment Agreement dated as of August 27, 2004 between the Company and Glenn W. Anderson.

10.8	Change in Control Agreement dated as of August 27, 2004 between the Company and Glenn W. Anderson.

99.1	Press Release dated August 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.
/s/ Glenn W. Anderson Glenn W. Anderson, President and Chief Executive Officer
DATED: August 30, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Securities Exchange Agreement dated as of August 27, 2004 between the Company and Goff Moore Strategic Partners, L.P. (“GMSP”) (including as exhibits the following: Exhibit “A” — Form of Second Amendment to Series B Common Stock Purchase Warrant between the Company and GMSP); and Exhibit “B” — Form of Articles of Amendment to the Statement of Resolution Establishing and Designating the Series A Convertible Preferred Stock of the Company).

10.2	Stock Investment Agreement dated as of August 27, 2004 between the Company and Robert W. Stallings.

10.3	Stock Investment Agreement dated as of August 27, 2004 between the Company and First Western Capital, LLC.

10.4	Letter agreement dated as of August 27, 2004 between the Company and James R. Reis.

10.5	Employment Agreement dated as of August 27, 2004 between the Company and Robert W. Stallings.

10.6	Employment Agreement dated as of August 27, 2004 between the Company and James R. Reis.

10.7	Waiver and First Amendment to Employment Agreement dated as of August 27, 2004 between the Company and Glenn W. Anderson.

10.8	Change in Control Agreement dated as of August 27, 2004 between the Company and Glenn W. Anderson.

99.1	Press Release dated August 27, 2004.